Exhibit 13.1
Section 906 Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2007 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jorge Carlos Bledel, the Chief Executive Officer and Martín Ezequiel Zarich, the Chief Financial Officer of BBVA Banco Francés S.A., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of BBVA Banco Francés S.A.

March 28, 2008

/s/ Jorge Carlos Bledel
Name: Jorge Carlos Bledel Chief Executive Officer
/s/ Martín Ezequiel Zarich
Name: Martín Ezequiel Zarich Chief Financial Officer